Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF MASSACHUSETTS

EASTERN DIVISION

In re: SYRATECH CORPORATION, WALLACE INTERNATIONAL DE P.R., INC., CHI INTERNATIONAL, INC.	Chapter 11 Case No. 05-11062 (RS) Jointly Administered
Debtors.

NOTICE OF COMMENCEMENT OF CHAPTER 11 BANKRUPTCY CASES,

MEETING OF CREDITORS AND FIXING OF CERTAIN DATES

On February 16, 2005, the debtors and debtors in possession in the above-captioned cases (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 through 1330 (the “Bankruptcy Code”).  You may be a creditor of the Debtors.  You may want to consult an attorney to protect your rights.  All documents filed in these cases may be inspected at the Office of the Clerk of the Bankruptcy Court at the address listed below or on the Court’s web site at www.mab.uscourts.gov with a PACER login and password obtained through the PACER web site at www.pacer.psc.uscourts.gov.  The Debtors and their respective addresses at the time of filing, case numbers and federal tax identification numbers are as follows:

DEBTORS (Other names, if any used by the Debtors in the last 6 years, appear in brackets)	ADDRESS	CASE NO.	EID NO.
SYRATECH CORPORATION (See Schedule I attached hereto)	175 McClellan Highway Boston, MA 02128	05-11062	13-3354944
WALLACE INTERNATIONAL DE PUERTO RICO, INC. (International Silver de Puerto Rico, Inc., PMW Silver de Puerto Rico, Inc.)	B Street San German, Puerto Rico 00683	05-11065	66-0402645
CHI INTERNATIONAL, INC. (CHI International, Inc. d/b/a Carvel Hall)	175 McClellan Highway Boston, MA 02128	05-11064	52-1930353

DATE, TIME AND LOCATION OF MEETING OF CREDITORS.  Thursday, March 24, 2005 at 1:45 p.m. at the Office of the United States Trustee, 1190 O’Neill Federal Building, 10 Causeway Street, Boston, Massachusetts 02222.

DEADLINE TO FILE A PROOF OF CLAIM.  Notice of deadline will be sent at a later time.

COUNSEL FOR THE DEBTORS.

Andrew M. Troop, Esq.

Christopher R. Mirick, Esq.

Arthur R. Cormier, Esq.

Weil, Gotshal & Manges LLP

100 Federal Street, 34th Floor

Boston, Massachusetts 02110

Telephone: (617) 772-8300

ADDRESS OF THE BANKRUPTCY CLERK’S OFFICE.

Clerk of the United States Bankruptcy Court

United States Bankruptcy Court

1101 Thomas P. O’Neill, Jr. Federal Building

10 Causeway Street

Boston, Massachusetts 02222

COMMENCEMENT OF CASES.  Petitions for reorganization under Chapter 11 of the Bankruptcy Code have been filed in this Court by the Debtors listed above, and orders for relief have been entered.  You will not receive notice of all documents filed in these cases.  All documents filed with the Court, including lists of the Debtors’ property and debts, are or will be available for inspection at the Office of the Clerk of the Bankruptcy Court.  In addition, such documents may be viewed on the Court’s web site at www.mab.uscourts.gov with a PACER login and password obtained through the PACER web site at www.pacer.psc.uscourts.gov.

PURPOSE OF CHAPTER 11 FILING.  Chapter 11 of the U.S. Bankruptcy Code enables a debtor to reorganize pursuant to a chapter 11 plan.  A plan is not effective unless approved by the Bankruptcy Court following a confirmation hearing.  Creditors will be given notice concerning any chapter 11 plan, or in the event the case is dismissed or converted to another Chapter of the Bankruptcy Code.  The Debtors remain in possession of their property and intend to continue to operate their businesses.

CREDITORS MAY NOT TAKE CERTAIN ACTIONS.  A creditor is anyone to whom a debtor owes money or property.  Under the Bankruptcy Code, a debtor is granted certain protection against creditors.  Common examples of prohibited actions by creditors are contacting a debtor to demand repayment, taking action against a debtor to collect money owed to creditors or to take property of a debtor, and starting or continuing foreclosure actions or repossessions. If unauthorized actions are taken by a creditor against a debtor, the Court may penalize that creditor.  A creditor who is considering taking action against a debtor or the property of a debtor should review §362 of the Bankruptcy Code and may wish to seek legal advice.  The staff of both the Clerk of the Bankruptcy Court and the United States Trustee’s Office are not permitted to give legal advice.

MEETING OF CREDITORS.  The Debtors’ representative, as specified in Rule 9001(5) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), is required to appear at the meeting of creditors on the date and at the place set forth above for the purpose of being examined under oath.  Attendance by creditors at the meeting is welcomed, but not required.  At the meeting, the creditors may examine the Debtors and transact such other business as may properly come before the meeting.  The meeting may be continued or adjourned from time to time by notice at the meeting, without further written notice to the creditors.

CLAIMS.  Schedules of creditors will be filed pursuant to Bankruptcy Rule 1007.  Any creditor holding a scheduled claim which is not listed as disputed, contingent, or unliquidated as to amount may, but is not required to, file a proof of claim in these cases.  Creditors whose claims are not scheduled or whose claims are listed as disputed, contingent, or unliquidated as to amount and who desire to participate in the cases or share in any distribution must file their proofs of claim.  A creditor who desires to rely on the schedule of creditors has the responsibility for determining that the claim is listed accurately. It is not necessary to file your proof of claim at this time.  Separate notice of the deadlines to file proofs of claim and proof of claim forms will be provided to the Debtors’ known creditors.  Proof of claim forms are available in the clerk’s office of any bankruptcy court and may also be obtained from the Court’s web site at www.mab.uscourts.gov.  Donlin, Recano & Company, Inc. is the claims agent in these cases and can provide a proof of claim form if you cannot obtain one from your local bankruptcy court.  Donlin, Recano & Company, Inc. can be reached as follows:

Donlin, Recano & Co., Inc.

419 Park Avenue South

Suite 1206

New York, NY 10016

(212) 771-1128

DISCHARGE OF DEBTS.  Confirmation of a chapter 11 plan may result in a discharge of debts, which may include all or part of your debt.  See Bankruptcy Code § 1141(d).  A discharge means that you may never try to collect the debt from the debtor, except as provided in the plan.

For the Court:	/s/ James Lynch	Dated: February 24, 2005
Clerk of the U.S. Bankruptcy Court

SCHEDULE I

All other names used by Syratech Corporation in the last 6 years

175 Amlegion Revere Realty Trust

C.J. Vander (Antiques), Ltd.

C.J. Vander, Ltd

CHI International, Inc.

Farberware Inc.

Holiday Products, Inc.

International Silver Company

International Silver Company Limited

International Silver de Puerto Rico, Inc.

John Biggin, Ltd.

Leonard Florence Associates, Inc.

Modern Silverware Products, Ltd.

Northstar Inc.

PMW Silver de Puerto Rico, Inc.

Rauch Industries, Inc.

Roberts & Belk, Ltd.

Rochard, Inc.

Rosemar Silver Company, Inc.

Silvestri, Inc.

Syratech (H.K.) Ltd.

Syratech Security Corporation

Syratech Silver Sales Corp.

Syratech West Coast Warehouse Corporation

Towle Canada Limited

Towle Holloware, Inc.

Towle Manufacturing Company

Vander Properties, Ltd.

Wallace International de Puerto Rico, Inc.

Wallace International Silversmiths, Inc.

Current & Past Trade Names/Divisions of Syratech Corporation (not subsidiaries)

Wallace Silversmiths ®

Towle Silversmiths ®

International Silver Company ®

Potpourri Designs ™

Silvestri ®

Rochard ®

Melannco ®

Elements ®

International Bazaar ™

Ambrosia

American Cut Crystal (ACC)

Carvel Hall

Limoges Imports

Glacier Pure

Holiday Workshop ®

1847 Rogers Bros.  ®

Tuttle Sterling ®

Rauch

Magic

Holiday Products

International Christmas

Newbury

Pintel

Imperial Crystal

C.J. Vander Ltd.

Roberts and Belk

Cuisinart (per license agreement)

Hoffritz (per license agreement)